Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of November 1, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, the Board of Trustees of the Fund approved on September 7, 2011, the name change of the Forward Large Cap Equity Fund to the Forward Large Cap Dividend Fund, effective November 1, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name: Jeremy O. May		Name: Robert S. Naka
Title: President		Title: Vice President Funds

APPENDIX A

DATED AS OF November 1, 2011

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Aggressive Growth Allocation Fund	Forward Growth & Income Allocation Fund

Forward Balanced Allocation Fund	Forward Income Allocation Fund

Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund

Non-Allocation Funds

Forward Banking and Finance Fund	Forward Real Estate Fund

Forward Commodity Long/Short Strategy Fund	Forward Real Estate Long/Short Fund

Forward CorePlus Fund	Forward Select EM Dividend Fund

Forward Credit Analysis Long/Short Fund	Forward Select Income Fund

Forward EM Corporate Debt Fund	Forward Small Cap Equity Fund

Forward Emerging Markets Fund	Forward Strategic Alternatives Fund

Forward Extended MarketPlus Fund	Forward Tactical Enhanced Fund

Forward Focus Fund	Forward Tactical Growth Fund

Forward Frontier Strategy Fund	Forward U.S. Government Money Fund

Forward Global Credit Long/Short Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward High Yield Bond Fund

Forward International Dividend Fund

Forward International Equity Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed Income Fund

Forward Large Cap Dividend Fund